SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 15, 2007

RUDDICK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina (State of Incorporation)	1-6905 (Commission File Number)	56-0905940 (IRS Employer Identification No.)

301 South Tryon Street, Suite 1800
Charlotte, North Carolina 28202
(Address of principal executive offices, including zip code)

(704) 372-5404
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

                On February 15, 2007 at the Annual Meeting of Shareholders, the shareholders of Ruddick Corporation (the "Company") approved each of the Ruddick Corporation Cash Incentive Plan (the "Cash Incentive Plan") and the Addendum (the "Addendum) to the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan (the "Comprehensive Award Plan").

Cash Incentive Plan

The Board of Directors of the Company established the Cash Incentive Plan effective October 2, 2006, subject to shareholder approval.  The Cash Incentive Plan formalizes the Company's annual cash incentive program that it historically has provided for the Company's executive officers.  The Cash Incentive Plan provides a non-exclusive framework so that awards established and paid under the Cash Incentive Plan are potentially deductible under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the Cash Incentive Plan, the Compensation Committee of the Board of Directors (the "Committee") will designate performance measures and a bonus formula with respect to a performance period for each Cash Incentive Plan participant.

The performance criteria for the Company's fiscal 2007 cash incentive awards to the executive officers named in the Summary Compensation Table (the "Named Executive Officers") included in the Company's Proxy Statement for the February 15, 2007 Annual Meeting of Shareholders (the "2007 Proxy Statement") have been established under the Cash Incentive Plan (the "2007 Cash Incentive Awards").  These awards entitle each recipient to a cash payment in fiscal 2008, subject to the achievement of certain financial goals for fiscal 2007, which are described in detail in the Company's 2007 Proxy Statement.  Generally, if the Company or a subsidiary, as applicable, achieves the predetermined minimum goals, executives are paid a predetermined percentage of base compensation as incentive pay. The percentage of base compensation payable as incentive compensation increases as the return or profit margin relative to the predetermined performance goal increases.  Amounts to be received, if any, by the participants in connection with the 2007 Cash Incentive Awards are based on the fiscal 2007 performance of the Company and/or its subsidiaries, as applicable, and, accordingly, the value of the awards is not currently determinable.  Disclosure regarding these awards will be included in the Company's proxy statement for its 2008 annual meeting of shareholders.

The description in this Item 5.02 is qualified in its entirety by reference to the Ruddick Corporation Cash Incentive Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.  For a more complete description of the Cash Incentive Plan, please refer to the Company's 2007 Proxy Statement.

Addendum to the Comprehensive Award Plan

The Board of Directors of the Company established the Addendum effective October 2, 2006, subject to shareholder approval.  The Comprehensive Award Plan was approved by the Company's shareholders at the February 20, 2003 annual meeting.  Under the Comprehensive Award Plan, the Company grants from time to time stock options, shares of restricted stock, stock awards or performance shares, or a combination of any such awards.  The Addendum provides the Committee with the discretion to establish performance goals consistent with Section 162(m) of the Code, and provides a non-exclusive framework so that restricted stock and performance share awards ("Eligible Awards") established under the Addendum and made under the Comprehensive Award Plan, including awards to the Named Executive Officers, are potentially deductible under Section 162(m).  Pursuant to the Addendum, the Committee will designate performance measures and a bonus formula with respect to a performance period for each Eligible Award.

The performance criteria for the Company's fiscal 2007 performance-based restricted stock awards to the Named Executive Officers have been established under the Addendum (the "2007 Performance-Based Awards").  These awards entitle each recipient to an issuance of restricted stock in November 2007 (fiscal 2008), subject to the achievement of certain financial goals for fiscal 2007, which are described in detail in the Company's 2007 Proxy Statement.  Once issued, these shares of restricted stock vest 25% per year on each of the first four anniversaries of the date of the issuance.  Amounts to be received, if any, by the participants in connection with the 2007 Performance-Based Awards are based on the fiscal 2007 performance of the Company and/or its subsidiaries, as applicable, and, accordingly, the value of the awards is not currently determinable.  Disclosure regarding these awards will be included in the Company's proxy statement for its 2008 annual meeting of shareholders.

The description in this Item 5.02 is qualified in its entirety by reference to the Addendum to the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan filed as Exhibit 10.2 to this Current Report on Form 8-K.  For a more complete description of the Addendum, please refer to the Company's 2007 Proxy Statement.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

The following exhibits are furnished herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Ruddick Corporation Cash Incentive Plan
10.2	Addendum to the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUDDICK CORPORATION

By:       /s/ John B. Woodlief________________
                                                                                    John B. Woodlief
                                                                                    Vice President - Finance and Chief
                                                                                       Financial Officer

Dated:  February 20, 2007

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Ruddick Corporation Cash Incentive Plan
10.2	Addendum to the Ruddick Corporation 2002 Comprehensive Stock Option and Award Plan